UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: May 31, 2002
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                        (Date of earliest event reported)

                           MEDISYS TECHNOLOGIES, INC.
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               (Exact name of Registrant as specified in charter)



         Utah                        0-21441                 72-1216734
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(State or other juris-              (Commission            (IRS Employer
diction of incorporation)            File No.)           Identification No.)


                  P.O. Box 64736, Baton Rouge, Louisiana 70896
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               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:

                            Telephone: (225) 343-8022

                144 Napoleon Street, Baton Rouge, Louisiana 70803
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 9.  Regulation FD Disclosure

         Due to a lack of adequate funding, the Company has suspended its daily operations effective May 31, 2002 and has closed its offices. After an extended period of service without being paid compensation, Mr. Sutherland and Mr. Frey have terminated their employment contracts with the Company in accordance with their terms. All corporate officers have resigned after numerous personal investments of money and services effective June 1, 2002.

         Dr. Charles Potter has resigned from the Board of Directors for personal reasons. All other directors have continued to serve but with verbal notice that they will remain only as long as circumstances remain feasible.

         The previously announced $3.5 million loan commitment from BizCapital, a Louisiana BIDCO, has failed to close due to an inability to obtain an acceptable guarantee from the USDA. The Company will continue to seek funding or other strategic alliance agreements that are currently in discussion and negotiation as long as feasible. The Company has placed its CoverTip contract manufacturer, Dispomedic, in default of its manufacturing agreement with the Company and has demanded a return of funds advanced for product delivery and services.

         All future correspondence should be directed to Medisys Technologies, Inc., P.O. Box 64736, Baton Rouge, Louisiana 70896.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 MEDISYS TECHNOLOGIES, INC.



Dated:   June 3, 2002            By:  /s/ Edward P. Sutherland
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                                          Edward P. Sutherland, Chairman

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